Appendix 4

Loan Contract

Code: Year 2011, #014-01

☑ This contract lists specific contract terms under “Credit Contract” with code Year 2011, #014 (if appropriate, use ☑)

Lender: China Merchants Bank, Beijing Yuquan Road Branch (herein referred as “Party A”)

Responsible Person: Qu Jing

Borrower: Beijing Wowjoint Machinery Co. Ltd. (herein referred as “Party B”)

Legal representative/Responsible Person: Liu Yabin

Due to working capital needs, Party B applies to Party A for a working capital loan. After review, Party A agrees to give this loan. Both parties in accordance with relevant laws and after sufficient negotiation reach consensus on the below terms and therefore enter into this contract.

Article 1: Loan currency and amount

RMB 7 million.

Article 2: Loan purpose

This loan is a working capital loan and shall only be used for working capital. Without the written consent of Party A, Party B shall not change the loan purpose.

Article 3: Loan term

Term is one year, which is from 2011.7.22 to 2012.7.21. If the actual borrowing date is not the same as the above starting date, the start date on the Borrowing Certificate shall prevail and the repayment date shall accordingly be pushed back.

☐ During the loan term, Party A can lend in installments based on actual needs of Party B. Each loan amount and loan periods shall conform to those on the Borrowing Certificate. (If appropriate, use ☑)

☐ During the loan term, Party A shall have the right to demand Party B to repay loan in installments. (If appropriate, use ☑):

____________________________________

Article 4: Prerequisites to borrowing:

Before each loan drawdown under this contract, Party B must meet the following prerequisites, otherwise Party A shall reserve the right to refuse drawdown:

4.1 According to this contract’s requirement, Party B has provided relevant information.

4.2 According to this contract’s requirement, Party B has cooperated with Party A’s supervision and inspection.

4.3 For the loans that have been drawn down, Party B has fully fulfilled the repayment obligation on time.

4.4 Party B has had no events of default under this agreement.

4.5 Party B has not breached of any other terms under this agreement.

Prerequisites are set up to protect Party A’s rights and interests, Party A can unilaterally lower the requirements for the prerequisites.

Article 5: Loan interest rate and interest

5.1 Interest rate:

5.1.1 This loan uses (choose 1 out of the below 2 options with ☑):

☐ Fixed rate ☑ Floating rate

5.1.2 During loan term, fix the interest rate in the following way:

For RMB loans, use the applicable __ month / one year benchmark lending rate as published by the People's Bank of China on the loan drawdown dates as base rate, ☑ floating upward ☐ floating downward (choose 1 out 2 options with ☑) by 30%.

For foreign currency loans, use the applicable same currency, __ month / __ year (choose 1 out 2 options with ☑) benchmark lending rate as published by the People's Bank of China on the loan drawdown dates, 1 or 2 business days before the loan drawdown dates as base rate, ☐ plus ☐ minus (choose 1 out 2 options with ☑) __ basis points (BPs). It is up to Party A to determine whether to use loan drawdown dates, 1 or 2 business days before the loan drawdown dates based on international customs.

The rate-setting date is used to set the term of the loan or to set the benchmark lending rate. If the loan is a fixed rate loan, the rate-setting date is the actual loan drawdown date. If the loan is a floating rate loan, the rate-setting date is in accordance with clause 5.1.3.

The above mentioned benchmark lending rate ☑floating upward ☐ floating downward by 30% (herein referred as “Floating Rate Range”), or ☐ plus ☐ minus __ basis points (BPs) (herein referred as “BPs”), refers to the Floating Rate Range and/or BPs set at the time of signing of this contract. Party A shall have the right to change on a regular or irregular basis the Floating Rate Range and/or BPs, based on changes of related national policy, changes in the price of the credit markets inside China or Party A’s change of its own credit policy. If Party A decides to adjust, it shall notify Party B at least 5 business days in advance in writing.

The adjustment shall take effect as soon as Party A notifies Party B. Any new loan applications by Party B and any loan drawdown which has already taken place before the effective date and not yet been repaid shall adjust to the new Floating Rate Range and/or BPs, however the benchmark lending rate and the floating cycle shall be in accordance with this contract.

5.1.3 If this loan uses floating rates, it shall use 3 months / __ days as floating cycle, the benchmark lending rate used in every floating cycle shall be in accordance with clause 5.1.2.

The actual loan drawdown date shall be the first rate-setting date during the first floating cycle. Thereafter the first date during each floating cycle shall be the rate-setting date for such cycle.

5.1.4 If Party B uses loans not in accordance with agreed loan purposes, for the proportion of the loan not used as agreed, starting from the first default date the interest rate shall be calculated at original interest rate increased by 100%.

If Party B does not repay on time, for the proportion of the loan not yet repaid as agreed, starting from the first default date the interest rate shall be calculated at original interest rate increased by 50%.

Original interest rate refers to the rate used on the loan repayment date (including early repayment date), if it is a floating rate loan the loan repayment date shall be the last floating cycle before the loan repayment date (including early repayment date).

If Party B simultaneously does not repay loans on time and not use loans in accordance with agreed loan purposes in the contract, rate is set on whichever higher rates as calculated above.

5.1.5 During the loan term, if the People's Bank of China adjusts the benchmark lending interest rates, the loan interest rate shall be adjusted accordingly.

5.2 Interest calculation: interest calculation should start from the date which loan fund is transferred into Party B’s account and shall be based on actual loan drawdown amount and actual drawdown period. Interest is calculated every quarter, interest calculation date is the 20th day of each quarter end. Daily accrual method is based on related rules by the People’s Bank of China or international customs.

5.3 Interest settlement: Party B shall pay on the date of each interest calculation date. Party A shall be allowed to deduct directly from Party B’s deposit account. If Party B does not pay interest on time, Party A shall have the right to collect interest payment based on the same period interest rate on the unpaid interest portion.

Article 6: Guarantee terms (choose ☑ based on actual situations)

☐ 6.1 Principal and interest under this contract and all related expenses shall be guaranteed by ______ designated by Party B. This guarantor shall issue non-cancellable guarantee in favor of Party A, and/or

☐ 6.2 Loan under this contract shall be collateralized by ______, which is owned by or given the right to be disposed by ______. Both parties shall execute a separate collateral contract.

☐ 6.3 Other guarantee method: __________.

This contract lists specific contract terms under “Credit Contract”, therefore this term is not appropriate to use. Loans under this contract shall be automatically included in the Maximum Counter Guarantee / Collateral Contract signed with Party A or in the Maximum Non-Cancellable guarantee contract issued by the guarantor.

If the guarantor does not sign the guarantee contract or complete the guarantee procedure as agreed, Party A shall have the right to refuse lending to Party B.

Article 7: Rights and obligations of Party B

7.1 Party B shall have the following rights:

7.1.1 has the right to drawdown and use all the loans under this contract as agreed;

7.1.2 after receiving approval from Party A, shall have the right to transfer its loan obligation to a third party;

7.2 Party B agrees to the following obligations:

7.2.1 shall accurately provide documents requested by Party A, including all banks, bank account information, lending and deposit balances, etc. as well as cooperate with Party A’s investigation, examination and inspection;

7.2.2 shall accept Party A’s monitoring of its use of loans, its production, operation and financial activities, in addition to taking reasonable measures based on Party A’s recommendation and requests;

7.2.3 shall use loans in accordance with this contract, and comply with loan repayment request by Party A;

7.2.4 shall repay principal and interest fully and on time in accordance with this contract;

7.2.5 shall receive written approval from Party A before transferring fully or partially its loan obligation under this contract;

7.2.6 If the following situation arises, Party B shall notify Party A immediately, and shall fulfill all obligations to repay loan principal, interest and other fees on time as requested by Party A;

7.2.6.1 experiences significant financial losses, damages to assets or other financial crises;

7.2.6.2 provide loans or guarantees for third parties to protect their rights or protect them against losses, or use own assets (rights) as collaterals for guarantees;

7.2.6.3 experiences credit quality decline, profitability of main operating business weakens;

7.2.6.4 suspension of business, revocation or cancellation of business licenses, filing for bankruptcy or being filed for bankruptcy or dissolution, etc.;

7.2.6.5 its controlling shareholders, actual controlling people and their related companies experience major crises in its operation and financial performance, which affects its normal operation;

7.2.6.6 have related transactions with its controlling shareholders and their related companies, which affect its normal operation;

7.2.6.7 Any litigation, arbitration, judicial or administrative enforcement procedures, which may adversely impact Party B’s operation or financial situation.

7.2.6.8 Movement of Borrower’s legal representative, director or important senior management staff, or restriction of personal freedom due to violation of laws and discipline of relevant government authorities, which may affect normal operation; and

7.2.6.9 Other important matters which may affect its repayment ability;

7.2.7 can’t neglect the management and collection of mature debt, or dispose of major assets with free of charge or other inappropriate methods;

7.2.8 Party B must obtain prior written consent from Party A before conducting merger, division, restructuring, stock transfer, joint venture (cooperation), assets transfer, shareholding reform, outside investment, substantial increase in debt financing and other acts;

7.2.9 Party B shall do the following according to Party A’s request (choose ☑ based on actual situations):

☐ guarantee its core assets, and designate Party A as first beneficiary;

☐ before full loan repayment, can’t sell or collaterize ______ assets designated by party A;

☐ while loan is still outstanding, restriction on dividend ratio to shareholders based on Party A’s request:

☐ Others: _____________

Article 8: Rights and obligations of Party A

8.1 Party A shall have the following rights:

8.1.1. has the right to demand that Party B repay principal and interest on time and fully;

8.1.2 has the right to request that Party B provide relevant info on the loans;

8.1.3 has the right to understand Party B’s production, operation and financial activities;

8.1.4 has the right to monitor whether Party B uses loans as agreed;

8.1.5 has the right to monitor the bank accounts which Party B opens at Party A, or authorize other financial institutions to monitor other bank accounts opened there, in addition shall control payment of loan funds in accordance with loan usage and payment scope agreed by both parties;

8.1.6 has the right to directly deduct loan principal, interest and other related fees from Party B’s account;

8.1.7 has the right to transfer Party B’s debt obligations, and to use appropriate methods to notify Party B the transfer and help collection from Party B, including but not limited to fax, mail, hand delivery, notice on public media, etc.

8.1.8 Party A has the right to refuse lending to Party B before Party A receives “Interest Payment Commitment Letter” submitted by buyer/seller in the buyer's credit interest-bearing business or seller’s credit interest-bearing business;

8.1.9 has the right to demand early repayment based on Party B’s return of funds;

8.1.10 if Party B cannot fulfill obligations under this contract, Party A has the right to take measures in accordance with contract;

8.1.11 other rights specified in this contract.

8.2 Party A agrees to the following obligations:

8.2.1 lend to Party B in accordance with terms of this contract;

8.2.2 keep confidential of Party B’s financial, production and operation, except required by law or regulatory bodies.

Article 9: Party B’s special guarantees:

9.1 Party B was established by Chinese law, is an independent legal entity in continued existence, has appropriate civil qualifications and full capacity to enter into and perform this contract;

9.2 has obtained sufficient authorization from the Board of Directors or other relevant regulatory bodies to sign and perform this contract. From the date of the signing, this contract shall be legally valid and binding on Party B;

9.3 The loan borrowing is in accordance with laws and regulations, shall not use the loans to invest in fixed assets and stocks, shall not use illegally to speculate on marketable securities, futures and real estate; shall not loan to others to obtain illegal income; shall not use on industries and purposes which have a national ban on production and operation; shall not use on other purposes outside of this contract;

9.4 if loan payment method is self payment by borrower, Party B shall regularly (at least quarterly) report to Party A its usage of loans, and Party A shall have the right to investigate whether the loan is used in accordance with agreed purpose in the contract using analysis of accounts, inspection of supporting documents, field investigation and other methods.

9.5 With Party A’s approval, if Party B needs to use on-line banking to use loan funds, Party B shall have the obligation to accept Party A’s restriction on pre-set payment counterparty list, single payment limit, installment payment limit, etc.;

9.6 All documents, information and evidence provided by Party B regarding Party B, guarantor, warrantor, collateral and so on are true, complete, accurate and effective, which does not contain major mistakes, contradiction to facts, or conceal any important matters.

9.7 At the time of contract signing, there are no major litigation, arbitration, legal or administrative proceeding which may have significant adverse consequence on Party B or Party B’s major assets. Furthermore, there will be no such litigation, arbitration, legal or administrative proceeding during the contract period. If any such event takes place, Party B shall notify Party A immediately;

9.8 shall strictly follow national laws and regulations in its operation, strictly adhere to the business scope listed under the “Company Legal Representative Business License” and complete its annual inspection and registration procedures;

9.9 shall maintain and improve current level of operation and management to ensure current assets’ value preservation and appreciation. Shall not give up collection of any overdue debt, and shall not dispose current major assets with free of charge or other inappropriate methods.

9.10 Party B shall ensure that its financial ratios during loan term are no lower than:

_____________________

9.11 At the time of contract signing, there have not occurred any major events, which may adversely affect Party B’s fulfillment of obligations under this contract.

Article 10: Loan drawdown and usage (choose ☑ based on actual situations, can only choose one option, can’t choose more than one; if no option is selected, clause 10.1.2 shall apply automatically):

☑ 10.1.1 Self payment.

Self payment refers to Party A based on Party B’s loan withdrawal application transferring the loan funds to Party B’s loan account, and Party B then directly pays to the transaction parties for the agreed purpose.

☐ 10.1.2 Entrust payment.

Entrust payment refers to Party A based on Party B’s loan withdrawal application and entrust payment instruction transfers the loan funds through Party B’s loan account to the transaction parties for the agreed purpose.

If using entrust payment, after loan drawdown Party B must obtain Party A’s approval before making payment to outside parties. Party B shall not use on-line banking, returned checks, piecemeal and other methods to avoid Party A’s monitoring.

☐ 10.1.3 Combination of self and entrust payment

If using this method, when Party B applies for loan drawdown to pay the same beneficiary in a single transaction of more than RMB_____ (or foreign currency equivalent), Party B must apply 10.1.2 entrust payment method. When Party B applies for loan drawdown to pay the same beneficiary in a single transaction of less than the above amount, Party B automatically applies 10.1.1 self payment method.

10.2 When Party B withdraws loan, it shall submit to Party A “Loan Drawdown Application”, Borrower’s IOU and other information which Party A shall request based on the self payment or entrust payment methods. Otherwise, Party A shall have the right to refuse the drawdown application.

10.3 After Party A receives above documents and after examination agrees to lend, each loan drawdown date, term, amount and so on must be listed on the Borrower’s IOU.

If using entrustment payment, Party B authorizes Party A on the loan drawdown date (or the next business day) transfers the loan funds through Party B’s loan account to its transaction parties.

Article 11: Early loan repayment

11.1 Party B can apply for early loan repayment, but needs to obtain Party A’s approval;

11.2 When Party B repays loan early, the interest rate shall continue to be calculated in accordance with this contract.

Article 12: Loan repayment extension

If Party B cannot repay the loans in this contract on time and needs to extend loan repayment term, Party B shall at least 1 month in advance of the maturity date submit application to Party A. If Party A examines and approves, both parties shall sign a separate loan extension agreement. If Party A does not agree, this contract remains valid. Party B shall repay the outstanding loan principal and interest in accordance with this contract.

Article 13: Fees

Party B shall bear all costs relating to this contract such as credit checks, examination and notary fees, as well as legal fees, arbitration fees, travel claims and all other costs which Party A incurs for implementation of debt claims and security rights and are due to Party B’s inability to repay loan principal, interest and other fee payables on time and fully. Party B authorizes Party a to directly deduct from its bank accounts. If the bank account balance is insufficient, Party B guarantees that it will fully repay Party A after receiving Party A’s notice and it is no need for Party A to provide any evidence.

Article 14: Loan drawdown account (choose ☑ based on appropriateness)

14.1 All loan drawdown and loan payment have to go through the below account under this contract:

The detailed information on this account is as followed:

Account name: Beijing Wowjoint Machinery Co. Ltd.;

Account number: 110907713310501;

Bank branch: China Merchants Bank, Beijing Yuquan Road Branch.

14.2 If using entrust payment and if necessary, Party A shall have the right to restrict such account’s payment via on-line banking, telephone banking or other non-counter payment and voucher channels.

Article 15: Monitoring of Party B’s return of funds

15.1 After this contract takes effective and before Party B repays fully all loans under this contract, both parties agree to designate the below account as Party B’s return of funds account.

Account name: Beijing Wowjoint Machinery Co. Ltd.;

Account number: 110907713310501;

Bank branch: China Merchants Bank, Beijing Yuquan Road Branch.

15.2 This account’s monitoring requirement is as followed: ________

Party A shall have the right to demand early loan repayment based on Party B’s return of funds, which means when this account receives funds the loan amount equivalent to the fund amount can be seen as the early loan repayment amount. Party A shall have the right to directly deduct from this account such amount to repay the loans.

15.3 If using entrust payment and if necessary, Party A shall have the right to restrict such account’s payment via on-line banking, telephone banking or other non-counter payment and voucher channels.

15.4 Party B shall provide quarterly fund inflow and outflow information in order to assist Party A’s monitoring of the related accounts and return of funds.

Article 16: Events of default and remedies

16.1 Occurrence of any of the following conditions is regarded as event of default by Party B:

16.1.1 Party B breaches clause 7.2.1, provides to Party A false information or conceals important facts, not cooperate with Party A’s investigation, review and inspection. Party A requests Party B to correct within a reasonable period, but Party B is past due with correction;

16.1.2 Party B breaches clause 7.2.2, does not accept or avoid Party A’s monitoring of its usage of loans, production, operation and financial activities.

16.1.3 Party B breaches clause 7.2.3, does not use the loans in accordance with agreed purposes in this contract, or does not comply with Party A’s requests regarding management and reporting of loan payment;

16.1.4 Party B breaches clause 7.2.4, does not repay loans on time and fully in accordance with this contract;

16.1.5 Party B breaches clause 7.2.5, transfer its debt obligation under this contract to third party unilaterally; or breaches clause 7.2.7, does not manage and collect overdue debt, or disposes of core assets free of charge or using other inappropriate methods;

16.1.6 Party B breaches clause 7.2.6, Party B does not notify Party A in a timely manner when such events occur; or after Party A was notified by party B, Party A requests that Party B take additional measures to ensure repayment of loans under this contract, Party B does not cooperate, for which Party A believes will affect the safe return of Party A’s loan;

16.1.7 Party B breaches clause 7.2.8, Party B does not obtain Party A’s approval before occurrence of these major events;

16.1.8 Party B breaches clause 9.1, 9.2, 9.6, or 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 9.10, 9.11 and does not correct immediately in accordance with Party A’s requests;

16.1.9 Party B does not withdraw and use loans in accordance with clause 10, or Party B breaches clause 15, does not use the returned funds, or does not accept Party A’s monitoring, and does not correct immediately in accordance with Party A’s requests;

16.1.10 Party B experiences major breach in the legally valid contracts signed with other creditors and cannot resolve satisfactorily within 3 months of such breach;
The above mentioned major breach refers to the fact that Party B’s breach leads to its creditors having the right to demand payment up to RMB________;

16.1.11 Party B breaches other obligations under the contract, or Party A’s reasonable assessment that Party B experiences decline in credit quality or other circumstances, which may affect the realization of Party A’s debt claims;

16.1.12 Party A’s reasonable assessment that Party B experiences other circumstances, which may affect Party A’s lawful rights.

16.2 Occurrence of any of the below events to the guarantor, which Party A believes may affect the guarantee capacity of guarantor, leads Party A to request the guarantor to eliminate the unfavorable effects caused by such, or requests that Party B increase or change guarantee conditions. If the guarantor and Party B do not cooperate, it shall be construed as events of default:

16.2.1 Occurrence similar to clause 7.2.6, 7.2.7 and 7.2.8;

16.2.2 When issue non-cancellable guarantee, conceal the actual ability to assume guarantee responsibilities, or has not obtained authorization from relevant authorizes;

16.2.3 does not complete the annual exam and registration procedures on time;

16.2.4 does not manage and collect overdue debt, or disposes of core assets free of charge or using other inappropriate methods;

16.3 Occurrence of any of the below events to the mortgagor (pledgor), which Party A believes may cause the mortgage (pledge) to not hold or not have sufficient value, leads Party A to request the mortgagor (pledgor) to eliminate the unfavorable effects caused by such, or requests that Party B increase or change guarantee conditions. If the mortgagor (pledgor) and Party B do not cooperate, it shall be construed as events of default:

16.3.1 does not have ownership or disposal rights of the mortgage (pledge), or has disputes;

16.3.2 conceal the facts that the mortgage (pledge) has already been co-owned, leased, seized, monitored, or has legal priority rights ahead of the mortgage;

16.3.3 The mortgagor without Party A’s written approval, unilaterally transfer, lease, re-mortgage or use other inappropriate methods to deal with the mortgage;

16.3.4 The mortgagor does not give proper care, maintenance and repair to the mortgage, which causes the mortgage value to clearly decrease; or actions of the mortgagor directly endangers the mortgage, which causes the mortgage value to decline; or insure not in accordance with Party A’s request during the mortgage period;

16.3.5 The mortgage may be levied, demolitized, or experience other matters which may impact the value of the mortgage or impact Party A’s mortgage rights.

16.4 If any of the breach under clause 16.1, 16.2 and 16.3 occurs, Party A shall have the right to simultaneously or separately adopt the following measures:

16.4.1 Change payment conditions for the loan entrust payment method, cancel Party B’s “self payment” method;

16.4.2 stop giving unused loans to Party B;

16.4.3 call in early repayment of loan principal, interest and related fees;

16.4.4 directly deduct from deposits of Party B’s clearing account or other accounts, in addition to authorize China Merchants Bank’s other institutions to deduct Party B’s deposits there, in order to repay all of Party B’s outstanding loans under this contract.

16.4.5 demand payment in accordance with clause 19.

Article 17: Amendment and cancellation of contract

This contract can be amended and cancelled after both parties’ consultation and reaching consensus in writing. Before reaching such consensus in writing, this contract remains valid. Neither party can change, amend or cancel this contract unilaterally.

Article 18: Others

18.1 Change of circumstances and force majeure

18.1.1 If change of laws or policies causes Party A’s lending activity to become illegal, Party A shall have the right to terminate this contract and announce that all the outstanding loans are due and Party B shall repay the loans immediately in accordance with Party A’s request.

18.1.2 If change of laws or policies causes the costs of Party A’s lending obligation to increase, Party B shall compensate Party A for the increased cost in accordance with Party A’s request.

18.1.3 If either party or both parties experience force majeure during the performance of this contract, the affecting party does not need to compensate the other party for its losses; but it is obligated to notify the other party in a timely manner and adopt appropriate measures to prevent the losses to increase; otherwise it is obligated to compensate the other party for the increased losses.

18.2 Reservation of rights

During the term of this contract, if Party A shows any tolerance and allowance to any of Party B’s breach of contract or delayed performance of contract, or delays execution of Party A’s rights and interests, these acts shall not damage, effect or restrict Party A’s rights and interests in accordance with being a creditor under applicable laws and regulations. These acts shall not be construed as Party A’s permission and authorization of any of Party B’s breach of contract, and furthermore shall not be construed as Party A’s waiver of its current or future right to take measures against such breach of contract.

18.3 Partial ineffectiveness

If this contract becomes legally invalid or part of the terms become legally invalid due to any reasons, Party B shall still have the obligation to repay all loans. If the above mentioned situation occurs, Party A shall have the right to terminate this contract, and can immediately demand payment of loan principal, interest and other fees under this contract from Party B.

18.4 Notices

Any notices, requests and so on related to this contract must be served in writing between both parties. If hand delivery, it is considered delivered when the recipient signs for it (or on the date when recipient refuses to sign for it). If by mail, it is considered delivered 7 days after the mailing date. If by fax, it is considered delivered when the recipient’s fax system receives it. If Party A uses public media to notify Party B the transfer of party B’s debt obligations to third party or the collection of debt claims, it is considered delivered on the announcement date.

Party A address: 83 Fuxing Road, Haidian District, Beijing

Party B address: Dushi Industrial Park, Songzhuang Town, Tongzhou District, Beijing.

If either party changes contact address, the changed party shall inform the other party on a timely manner, otherwise it shall bear responsibility for possible losses.

18.5 Both parties after consultation reach consensus on the Borrower’s IOU, incomplete terms and amended terms in writing, which can be supplements to this contract and become an inseparable parts of this contract.

18.6 _________________

18.7 _________________

18.8 _________________

Article 19: Applicable laws and settlement of disputes

19.1 The applicable laws to be used for this contract’s establishment, explanation and settlement of disputes shall be those of the People’s Republic of China. Both parties’ rights are protected under the laws of the People’s Republic of China.

19.2 Both parties shall resolve all disputes arising from performance of this contract through consultation; if consultation fails, either party shall choose (choose one out of three with ☑):

☑ 19.2.1 litigate at the People's Court of Party A’s domicile.

☐ 19.2.2 apply for arbitration through the Arbitration Commission.

☐ 19.2.3 submit (if this option is chosen, choose one out of the below two with ☑):

☐ The International Economic & Trade Arbitration Commission of China

☐ The International Economic & Trade Arbitration Commission of China _____ Branch

Arbitrate based on arbitration rules applicable to financial disputes.

19.3 If both parties complete the enforceable notary on this contract, Party A can directly apply for enforcement of the contract to the People’s Court with jurisdiction in order to recover the overdue debt owed by Party B.

Article 20: Validity of contract:

This contract shall be valid after the legal representative (responsible person) or authorized signatory from both parties sign (or sealed) plus add the respective company seals/contract seals. All the terms under this contract concerning principal and interest of all loans plus all related fees shall automatically terminate on the date when they are fully repaid.

Article 21: Supplement:

Original of this contract consists of 2 copies in total, and each party keeps 1 copy. All copies have the same legal effect.

Special notice:

All the terms in this contract have been sufficiently negotiated between both parties. Party A has specifically requested that the Party B pay particular attention to the terms concerning cancelling or curtailing Party A’s obligations, some rights owned by Party A only, adding to Party B’s obligations or curtailing Party B’s rights, as well as fully and accurately understand these terms. Party A has given corresponding explanation on the above terms based on Party B’s requests. Both parties have the same understanding of each term in this contract.

Party A (seal):

Responsible Person/Authorized Signatory (signature or seal): Wang Yi

2011.07.22

Party B (seal):

Legal Representative/Responsible Person or Authorized Signatory (signature or seal): Liu Yabin

2011.07.22